Exhibit 10.2

NATIONAL FUEL GAS COMPANY
2009 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN
Amended and Restated December 8, 2015

1.  Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders, by enhancing the Company’s ability to attract and retain highly qualified individuals to serve as non-employee members of the Board, and by encouraging such directors to acquire a proprietary interest in the long-term success of the Company, thereby aligning their financial interests with those of the Company’s stockholders.

2.  Definitions

2.1 “1997 Retainer Policy” means the Retainer Policy for Non-Employee Directors approved by the Company’s stockholders at the 1997 Annual Meeting of Stockholders.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, and the rules, regulations and interpretations promulgated thereunder, as amended from time to time.

2.4 “Common Stock” means the common stock of the Company.

2.5 “Company” means National Fuel Gas Company.

2.6 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.7 “Participant” means any individual to whom shares of Common Stock have been issued under this Plan.

2.8 “Plan” means the National Fuel Gas Company 2009 Non-Employee Director Equity Compensation Plan, as amended from time to time. Any reference in the Plan to a paragraph number refers to that portion of the Plan.

3.  Administration

The Plan shall be administered by the Board. The Board shall have the authority to: (a) interpret the Plan; (b) establish such administrative rules, regulations and procedures as it deems necessary for the proper administration of the Plan; (c) grant waivers of Plan terms and conditions when any such action would be in the best interest of the Company; and (d) take any and all other action it deems advisable for the proper administration of the Plan. All determinations of the Board shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. For the avoidance of doubt, the Board shall not take any action under the Plan, including without limitation pursuant to this paragraph 3, which would result in the imposition of an additional tax under Section 409A of the Code on the Participant holding shares issued hereunder.

4.  Participants

All non-employee directors of the Company are Participants in the Plan, and may receive shares of Common Stock under the Plan, except as otherwise provided in this section. Shares of Common Stock will not be issued under the Plan to any non-employee director who declines receipt of such shares or whose compensation as a non-employee director is otherwise determined by written agreement between the Company and the non-employee director.

5.  Shares Available

The number of shares of Common Stock which shall be available for issuance under the Plan shall be 200,000, subject to adjustment as provided in paragraph 8. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6.  Term

The Plan became effective as of March 12, 2009, the date of the Company’s 2009 Annual Meeting of Stockholders, upon approval by the Company’s stockholders at such meeting. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire when all of the shares of Common Stock available for issuance under the Plan have been issued. The expiration of the Plan shall not adversely affect any rights of any Participant, without such Participant’s consent.

7.  Shares Issued Under the Plan

(a) Shares of Common Stock will be issued to Participants on a quarterly basis, in advance (as of the first business day of the quarter), as compensation in whole or in part for the Participants’ service on the Board during the quarter. Shares will be issued in such amounts as the Board shall determine from time to time in its discretion, provided that the aggregate number of shares to be issued to any one Participant in any 12 month period shall not exceed 5,000. The number of shares to be issued to a Participant will be prorated as applicable for the quarter in which the Participant joins the Board and the quarter in which the Participant is scheduled to retire or resign from the Board, but shares actually issued under the Plan to a Participant shall not be subject to forfeiture or cancellation for any reason.

(b) Each share of Common Stock issued under the Plan shall be non-transferable until the later of two years after its issuance or six months after the Participant’s cessation of service on the Board; provided, however, that upon a Participant’s death, whether in office or after his or her service as a director ceases, any restrictions on transferability imposed hereunder shall lapse.

(c) Participants shall be entitled to all of the rights of stockholders with respect to shares issued under the Plan, including, but not by way of limitation, the right to vote such shares, the right to receive dividends and the right to reinvest dividends into additional shares of Common Stock. Shares acquired by reinvesting dividends are not subject to the transferability restrictions in paragraphs 7(b) and/or 8.

(d) Shares of Common Stock issued under the Plan may be evidenced in such manner as the Board deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

8.  Adjustment of Shares Available

(a) Changes in Stock.  In the event of changes in the Common Stock by reason of a Common Stock dividend, stock split, reverse stock split or other combination, appropriate adjustment shall be made by the Board in the aggregate number of shares available under the Plan and in the rate of payment of shares under the Plan. Such proper adjustment as may be deemed equitable may be made by the Board in its discretion to give effect to any other change affecting the Common Stock. Any shares of Common Stock or other securities acquired by a Participant as a dividend shall (i) be deemed to have been acquired at the same time as the securities on which the dividend or, if more than one, the initial dividend was paid, and (ii) be subject to the same terms and conditions, including restrictions on transfer, that apply to the securities on which the dividend or, if more than one, the initial dividend was paid. Any shares of Common Stock or other securities acquired by a Participant pursuant to a stock split, reverse stock split or other combination shall (i) be deemed to have been acquired at the same time as the securities involved in the stock split, reverse stock split or other combination, and (ii) be subject to the same terms and conditions, including restrictions on transfer, that apply to the securities involved in the stock split, reverse stock split or other combination.

(b) Changes in Capitalization.  In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, a spinoff of a significant asset or other changes in the capitalization of the Company, appropriate provision may be made with respect to shares of Common Stock issued under the Plan for (i) the substitution, on an equitable basis, of appropriate stock or other securities or other consideration to which holders of Common Stock of the Company will be entitled pursuant to such transaction or succession of transactions, or (ii) adjustment in the number of shares issuable pursuant to the Plan and in the rate of payment of shares under the Plan, in each case as deemed appropriate by the Committee. Any securities acquired by a Participant pursuant to this paragraph shall (i) be deemed to have been acquired at the same time as the securities surrendered in or otherwise subject to the transaction or succession of transactions described in this paragraph, and (ii) be subject to the same terms and conditions, including restrictions on transfer, that apply to the securities surrendered in or otherwise subject to such transaction or succession of transactions.

9.  Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver shares of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

10.  No Right to Continued Service on Board

Participation in the Plan shall not give any Participant any right to remain on the Board.

11.  Other Compensation of Non-Employee Directors

The Plan is not the only means of compensating Participants for their service on the Board. The Board may provide, outside of the Plan, for payment of non-equity compensation for such service, including cash, on terms and in amounts as determined by the Board in its discretion. The 1997 Retainer Policy is hereby amended so as to provide that all restrictions on the transferability of shares ever issued under the 1997 Retainer Policy shall lapse upon the death of the holder of those shares.

12.  Amendment

The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, provided however, that any such amendment shall be subject to stockholder approval (i) at the discretion of the Board and (ii) to the extent that shareholder approval may be required by law or under the applicable requirements of any exchange on which the Common Stock is listed to trade. Notwithstanding the foregoing, the Board may not amend the Plan in any manner that would either (i) result in the imposition of an additional tax under section 409A of the Code on any Participant, or (ii) adversely affect any Participant with respect to shares already issued under the Plan, without that Participant’s consent.

13.  No Right, Title or Interest in Company Assets

To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

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